Exhibit 2

Group Secretariat
Level 20, 275 Kent Street
Sydney NSW 2000 Australia
Telephone: (02) 8253 0390
Facsimile: (02) 8253 1215

12 May 2008

Company Announcements

Australian Securities Exchange Limited

20 Bridge Street

SYDNEY  NSW  2000

Request for Trading Halt

Westpac Banking Corporation ASX Stock Code: WBC
Westpac TPS Trust ASX Stock Code: WCT
Series 2003-2 Fully Paid Senior Fixed Rate Medium Term Notes ASX Stock Code WBCHB
Series 2003-3 Fully Paid Senior Floating Rate Medium Term Notes ASX stock code WBCHC
Series 2003-4 Fully Paid Subordinated Floating Rate Medium Term Notes ASX Stock Code WBCHE
Series 2003-5 Fully Paid Subordinated Fixed Rate Medium Term Notes ASX Code WBCHD
Series 2005-2 Fully Paid Subordinated Floating Rate Medium Term Notes ASX Code WBCHG
Series 2005-3 Fully Paid Subordinated Fixed Rate Medium Term Notes ASX Code WBCHF
Series 2005-5 Fully Paid Senior Fixed Rate Medium Term Notes ASX Code WBCHH
Series 2005-6 Fully Paid Senior Floating Rate Medium Term Notes ASX Code WBCHI
Series 2005-7 Fully Paid Subordinated Fixed Rate Medium Term Notes ASX Code WBCHJ
Series 2005-8 Fully Paid Subordinated Floating Rate Medium Term Notes ASX Code WBCHK
Series 2006-1 Fully Paid Senior Fixed Rate Medium Term Notes ASX Code WBCHL
Series 2006-2 Fully Paid Senior Floating Rate Medium Term Notes ASX Code WBCHM
Series 2007-1 Fully Paid Subordinated Floating Rate Medium Term Notes ASX Code WBCHN
Series 2007-2 Fully Paid Subordinated Fixed Rate Medium Term Notes ASX Code WBCHO
Series 2007-4 Fully Paid Subordinated Floating Rate Medium Term Notes ASX Code WBCHP
Series 2007-5 Fully Paid Subordinated Fixed Rate Medium Term Notes ASX Code WBCHQ
Series 2007-6 Fully Paid Senior Floating Rate Medium Term Notes ASX Code WBCHR
Series 2007-7 Fully Paid Senior Fixed Rate Medium Term Notes ASX Code WBCHS
Series 2007-8 Fully Paid Senior Floating Rate Medium Term Notes ASX Code WBCHT
Series 2007-9 Fully Paid Senior Fixed Rate Medium Term Notes ASX Code WBCHU
Series 2008-1 Fully Paid Senior Floating Rate Medium Term Notes due January 2011 ASX Code WBCHV
Series 2008-2 Fully Paid Senior Fixed Rate Medium Term Notes due January 2011 ASX Code WBCHW
Series 2008-7 Fully Paid Subordinated Floating Rate Medium Term Notes due April 2018 ASX Code WBCHX
Series 2008-8 Fully Paid Subordinated Fixed Rate Medium Term Notes due April 2018 ASX Code WBCHY

Series 2008-10 Fully Paid Fixed Rate Medium Term Notes due April 2011 ASX Code WBCHZ

Westpac Banking Corporation (“Westpac”)  requests a trading halt with respect to the above to permit confidential merger discussions to occur between Westpac and St George following an approach to St George by Westpac after close of trading on 9 May 2008.

Westpac requests that the trading halt remain in place until Westpac Banking Corporation is in a position to make a further announcement to the market.  Westpac expects that a further announcement will be made later today or prior to commencement of trading on Tuesday 13 May 2008.

Westpac confirms that it is not aware of any reason why the trading halt should not be granted.

Yours sincerely

Richard Willcock

Group Secretary and General Counsel